Exhibit 10.42
Conformed Copy

SECOND AMENDMENT TO INTERACTIVE SERVICES AGREEMENT

          This Second Amendment to Interactive Services Agreement (this “Second Amendment”), effective as of June 26, 2001 (the “Second Amendment Effective Date”), is made and entered into by and between America Online, Inc. (“America Online” or “AOL”), a Delaware corporation with its principal offices at 22000 AOL Way, Dulles, Virginia 20166 and WebMD Corporation (“WebMD”), a Delaware corporation, with offices at 669 River Drive, River Drive Center 11, Elmwood Park, New Jersey 07407 (each a “Party” and collectively the “Parties”). Defined terms that are used but not defined herein shall be as defined in the Interactive Services Agreement between AOL and WebMD effective as of May 9, 2001, as amended (the “Agreement”).

          The Parties wish to amend the Agreement as described below.

          It is therefore agreed as follows:

1.	WebMD In-Kind Promotions. Pursuant to Section 1.5 and Exhibit F of the Agreement, the Parties agree that between July 1, 2001 and March 31, 2004, in connection with the WebMD In-Kind Obligation, WebMD shall purchase television media in each calendar quarter in the approximate amounts set forth in the table below and that WebMD will use its best efforts to provide AOL with * ($*), valued in accordance with Exhibit F, of such promotions in the First Agreement Year and in each Subsequent Agreement Year. The Parties agree that between July 1, 2001 and March 31, 2002, WebMD shall allocate to its minimum commitment no more than * ($*) of such television media purchased from any AOL Affiliate. Unless otherwise agreed by the parties in writing, * (*%) of each television spot shall consist of AOL branding and shall provide AOL with the value set forth below to satisfy the WebMD In-Kind Obligation under the Agreement. As used herein, “First Agreement Year” shall mean the period beginning on the Effective Date of the Agreement and ending on March 31, 2002; and “Subsequent Agreement Year” shall mean the twelve (12) month period beginning on April 1, 2002 and each subsequent twelve (12) month period thereafter during the Term.

Quarter	Min. WebMD Commitment	Min. Value to AOL
	($ Millions)	($ Millions)
Q3 2001	5.0	3.750
Q4 2001	2.7	2.025
Q 1 2002	2.7	2.025
Q2 2002	2.7	2.025
Q3 2002	2.7	2.025
Q4 2002	2.7	2.025
Q 1 2003	2.7	2.025

Conformed Copy

Quarter	Min. WebMD Commitment	Min. Value to AOL
	($ Millions)	($ Millions)
Q2 2003	2.7	2.025
Q3 2003	2.7	2.025
Q4 2003	2.7	2.025
Q 1 2004	2.7	2.025

2.	Promotion Plans. Pursuant to Section 1.5 and Exhibit F of the Agreement, the Parties agree that for each calendar quarter referred to in Section 1 of this Second Amendment, WebMD will provide a media plan, which will be subject to AOL’s reasonable approval and shall otherwise comply with the terms of Exhibit F. Each media plan will include specific in-kind promotions for a minimum of three (3) months and must be finalized no later than sixty (60) days prior to the first day of the earliest calendar quarter included in such media plan. The media plan for the third quarter of 2001 (the “Q3 2001 Media Plan”) is attached hereto as Exhibit F-2. To the extent that the Q3 2001 Media Plan references estimates for any particular media, the selection of final inventory shall be subject to AOL’s reasonable approval. Except as otherwise specified in the Q3 2001 Media Plan, WebMD shall use its best efforts to deliver the promotions set forth in the Q3 2001 Media Plan evenly throughout the quarter.

3.	Q2 2001 Promotions; Other AOL Promotion. The Parties acknowledge that WebMD has included promotion of AOL in certain promotions during the second quarter of 2001 (the “Q2 2001 Promotions”). The Parties agree that when the value of the Q2 2001 Promotions has been established in accordance with Section II of Exhibit F, the Parties will mutually agree to reduce the value of the minimum WebMD commitment set forth in Section 1 above in one or more future quarters such that the total value of the WebMD In-Kind Obligation under the Agreement does not exceed twenty-four million dollars ($24,000,000), pursuant to Section 1.5 of the Agreement. The Parties also acknowledge that WebMD may include, with AOL’s prior written approval, promotion of AOL in other advertising assets during the Term (“Other AOL Promotion”). The Parties further agree that in each quarter, when the value of any Other AOL Promotion has been established in accordance with Section II of Exhibit F, the Parties will mutually agree to reduce the value of the minimum WebMD commitment set forth in Section 1 above in one or more future quarters such that the total value of the WebMD In-Kind Obligation under the Agreement does not exceed twenty-four million dollars ($24,000,000), pursuant to Section 1.5 of the Agreement.

4.	Order of Precedence. This Second Amendment is supplementary to and modifies the Agreement. The terms of this Second Amendment supersede provisions in the Agreement only to the extent that the terms of this Second Amendment and the Agreement expressly conflict. However, nothing in this Second Amendment should be interpreted as invalidating the Agreement, and provisions of the Agreement will continue to govern relations between the parties insofar as they do not expressly conflict with this Second Amendment.

5.	Counterparts. This Second Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

Conformed Copy

          IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first written above.

AMERICA ONLINE, INC.		WEBMD CORPORATION

By:	/s/ Jonathan R. Edson	By:	/s/ David Schlanger

Name:	Jonathan R. Edson	Name:	David Schlanger

Title:	Vice President Business Affairs	Title:	Senior Vice President

Date:	6/29/01	Date:	6/28/01

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